Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Smithfield Foods, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, no par value	(1)	457(a)	4,061,452	$23.25	$94,428,759.00	0.0001531	$14,457.04

Total Offering Amounts:							$94,428,759.00		14,457.04
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$14,457.04

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Offering Note(s)

(1)	The securities are being registered solely in connection with the resale of shares of common stock by the selling shareholder named in the registration statement to which this exhibit relates (the “Selling Shareholder”). Represents only the additional number of shares being registered and includes 529,754 shares of common stock that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-290000) (the “Prior Registration Statement”).

Based on the public offering price.

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the maximum aggregate offering price. The Registrant previously registered 18,400,000 shares of common stock with a proposed maximum aggregate offering price of $472,144,000.00 on its registration statement on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on September 4, 2025. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a maximum aggregate offering price of $94,428,759.00 is hereby registered for resale by the Selling Shareholder, which includes shares of common stock subject to the underwriters’ option to purchase additional shares.